                   Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1

--------------------------------------------------------------------------------

                  Distribution Date Statement: October 22, 2001

      a. Aggregate Amount of Collections                                       $352,944,331.56
         Aggregate Amount of Non-Principal Collections                           $4,153,429.49
         Aggregate Amount of Principal Collections                             $348,790,902.07
         Pool Balance                                                          $663,695,741.87
         Residual Participation Amount                                         $163,695,741.87
         Excess Funding Account                                                          $0.00

      b. Series Allocation Percentage                                                  100.00%
         Floating Allocation Percentage                                                 75.34%
         Principal Allocation Percentage                                                   N/A

      c. Total Amount Distributed on Series 2000-1                               $1,427,777.78

      d. Amount of Such Distribution Allocable to Principal on 2000-1                    $0.00

      e. Amount of Such Distribution Allocable to Interest on 2000-1             $1,427,777.78

      f. Noteholder Default Amount                                                       $0.00

      g. Required Subordinated Draw Amount                                               $0.00

      h. Noteholder Charge Offs                                                          $0.00
         Amounts of Reimbursements                                                       $0.00

      i. Monthly Servicing Fee                                                     $553,079.78
         Noteholder Monthly Servicing Fee                                          $416,666.67

      j. Controlled Deposit Amount                                                       $0.00

      k. Series 2000-1 Invested Amount at end of period (Gross)                $500,000,000.00
         Outstanding Principal Balance                                         $500,000,000.00

      l. Available Subordinated Amount                                          $78,334,644.18

      m. Carry-over Amount                                                               $0.00

      n. Reserve Account Balance                                                 $1,750,000.00

      o. Principal Funding Account Balance                                               $0.00
         Yield Supplement Account Balance                                        $1,750,000.00

  VW CREDIT, INC. - SERVICER                                             Page 1
  18-Oct-01
            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

  TRANSACTION SUMMARY
  -------------------

                                                                 From                To       Days
                                                                 ----                --       ----
  Current Interest Period                                     09/20/2001         10/21/2001    32

  Series Allocation Percentage                                          100.00%
  Initial Principal Balance                                    $500,000,000.00
  Outstanding Principal Balance                                $500,000,000.00
  Principal Balance of Receivables for Determination Date      $668,110,583.38
  Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
  Initial Invested Amount                                      $500,000,000.00
  Invested Amount at the Beginning of Period                   $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
  Required Subordinated Amount                                  $78,334,644.18
  Excess Funding Account                                                 $0.00
  Series 2000-1 Invested Amount at End of Period (net          $500,000,000.00
  of EFA)
  Available Subordinated Amount (previous period)               $92,987,949.12
  Incremental Subordinated Amount (previous period)             $45,042,743.64

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------



  Yield Supplement Account Initial Deposit                       $1,750,000.00
  Yield Supplement Account Beginning Balance                     $1,750,000.00
  Yield Supplement Account Required Amount                       $1,750,000.00

  Reserve Account Initial Deposit                                $1,750,000.00
  Reserve Account Required Amount                                $1,750,000.00
  Reserve Account Beginning Balance                              $1,750,000.00

  Outstanding Carryover Amount - Beginning Balance                       $0.00
  Withdrawal from Yield Supplement Account                               $0.00
  Outstanding Carryover Amount - Ending Balance                          $0.00
  Yield Supplement Account Balance - Ending Balance              $1,750,000.00
  Yield Supplement Account Deposit Amount                                $0.00

  Withdrawal from Reserve Account                                        $0.00
  Reserve Account Ending Balance                                 $1,750,000.00
  Reserve Account  Deposit Amount                                        $0.00

  1-month LIBOR Rate (annualized)                                   3.0575000%
  Certificate Coupon (annualized)                                      3.2125%
  Prime Rate (annualized)                                           6.0000000%
  Servicing Fee Rate (annualized)                                       1.000%
  Excess Spread                                                     1.7275000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                      $673,795,355.26
  Pool Balance at the Ending of Period                         $663,695,741.87
  Average Aggregate Principal Balance                          $668,745,548.57
  Aggregate Principal Collections                              $348,790,902.07
  New Principal Receivables                                    $280,902,266.98
  Receivables Added for Additional Accounts                     $57,789,021.70
  Noteholder Default Amount                                              $0.00
  Net Losses                                                             $0.00
  Noteholder Charge-offs                                                 $0.00
  Miscellaneous Paymnets (Adjustments and Transfer                       $0.00
  deposit amounts)
  Non-Principal Collections & Inv. Proceeds treated as                   $0.00
  Available Noteholder Principal Collections
  Monthly Interest Accrued, but not paid                                 $0.00
  Ineligible Receivables                                                 $0.00
  Excess Funding Account at Date of Determination                        $0.00
  Defaulted Receivables in Ineligible and Overconc.                      $0.00
  Accounts

  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                                  $0.00
  Spread Over/Under Prime for Portfolio                                  -0.06%
  Weighted Average Interest Rate                                          5.94%
  Previously waived Monthly Servicing Fee                                $0.00


 PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
 --------------------------------------------------
 Net losses as a % of Avg. Receivables Balance (annualized)                     0.00%

 PORTFOLIO AND DEALERSHIP STATISTICS
 -----------------------------------

 Used Vehicle Receivable Balance                                      $34,645,880.47
 Used Vehicle Percentage                                                       5.220%
 Used Vehicle Percentage During Last Collection Period                         4.784%
 Early Amortization Event?                                                 NO
 Largest Dealer or Dealer Affiliation Balance                         $30,719,595.93
 Largest Dealer Percentage                                                     4.559%

 Aggregate Principal Amount of Receivables of Dealers over 2%         $36,809,047.45



 SUMMARY OF COLLECTIONS
 ----------------------

 Aggregate Amount of Collections                                     $352,944,331.56
 Aggregate Amount of Non-principal Collections (including insurance  $  4,153,429.49 proceeds & rebates)
 Investment Proceeds
                                                                     $      9,483.02
 Aggregate Amount of Principal Collections                           $348,790,902.07
 Asset Receivables Rate                                                        5.773%
 Use Asset Receivables Rate?                                               NO
 Carryover Amount (this Distribution Date)                                       N/A


 PAYMENT RATE INFORMATION
 ------------------------

 Monthly Payment Rate                                                          52.16%
 Previous Collection Period Monthly Payment Rate                               59.74%
 Monthly Payment Rate 2 collection periods ago                                 52.43%
 3-month Average Payment Rate                                                  54.78%
 Early Amortization Event?                                                 NO


 ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
 ---------------------------------------------

 Extend Revolving Period?                                                 YES
 Last Day of Revolving Period                                             N/A
 Invested Amount as of Last Day of Revolving Period                       N/A
 Accumulation Period Length (months)                                      N/A
 First Accumulation Date                                            TO BE DETERMINED
 Expected Final Payment Date                                              N/A
 Required Participation Percentage                                            104.00%
 Principal Funding Account Balance                                             $0.00
 Principal Payment Amount                                                      $0.00
 Controlled Accumulation Amount                                                $0.00

 TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
 -----------------------------------------

 Noteholders
 1.  Monthly Noteholder Interest Distribution                          $1,427,777.78
 2.  Noteholder Monthly Servicing Fee Distribution                       $416,666.67
 3.  Reserve Account Deposit Amount Distribution                               $0.00
 4.  Noteholder Default Amount Distribution                                    $0.00
 5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable              $0.00
     Misc. Pmts)
 5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00
 6.  Outstanding Carryover Amount Distribution                                 $0.00
 7.  Yield Supplement Account Deposit Amount Distribution                      $0.00
 8.  Previuosly waived Monthly Servicing Fee Distribution                      $0.00
             Excess Servicing                                          $1,284,571.78

 DEFICIENCY AMOUNT
 -----------------

 Deficiency Amount                                                             $0.00
 Required Subordinated Draw Amount                                             $0.00

 EXCESS FUNDING ACCOUNT
 ----------------------

 Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
 Additions in connection with a reduction in Receivables                       $0.00
 Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
        18-Oct-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

               Collections              Accrual           Distribution
            -----------------     -------------------   ----------------
From:             20-Sept-01
To:                21-Oct-01
Days:                     32

 LIBOR Rate        3.0575000%
 (1 month)

Series #              1         Active
VCI Rating:          N/A


                                            TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                            --------------------------------------------------

                                 Series                                             Required         Required         Outstanding
     Series      Series        Allocation        Invested         Subordinated    Participation    Participation         Note
     Number       Name         Percentage         Amount             Amount        Percentage         Amount            Balance
     ------       ----         ----------         ------             ------        ----------         ------            -------
              Trust                           $500,000,000.00    $78,334,644.18       N/A         $598,334,644.18
            1 Series 2000-1       100.00%     $500,000,000.00    $78,334,644.18     104.00%       $598,334,644.18   $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
18-Oct-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                                        EXCESS SPREAD CALCULATION
---------------                                                                        -------------------------
Initial Invested Amount                          $500,000,000.00                 Weighted Average Rate Charged to Dealers   5.940%
Invested Amount                                  $500,000,000.00                 LIBOR                                      3.058%
Controlled Accumulation Amount                   $          0.00                 Note Rate (LIBOR+15.5 b.p.)                3.213%
Required Subordinated Amount                     $ 78,334,644.18                 Servicing Fee Rate                         1.000%
Annualized Servicing Fee Rate                               1.00%                Investor Net Losses                        0.000%
                                                                                                                            ------
First Controlled Accumulation Date           TO BE DETERMINED                    Excess Spread                              1.728%
Accumulation Period Length (months)                  N/A
Expected Final Payment Date                          N/A
Initial Settlement Date                                10-Aug-00
Required Participation Percentage                         104.00%
Subordinated Percentage                                   9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                             Required             Excess
                                                  Series 2000-1          Invested          Subordinated          Funding
Principal Receivables                                 Total               Amount              Amount              Amount
---------------------                                 -----               ------              ------              ------
Series Allocation Percentage                              100.00%
Beginning Balance                                $500,000,000.00     $500,000,000.00      $78,334,644.18           $0.00
  Floating Allocation Percentage                           75.34%              75.34%
  Principal Allocation Percentage                      N/A                 N/A

Principal Collections                            $348,790,902.07     $348,790,902.07                 N/A             N/A
New Principal Receivables                        $280,902,266.98     $280,902,266.98                 N/A             N/A
Principal Default Amounts                        $          0.00     $          0.00                 N/A             N/A
Receivables Added for Additional Accounts        $          0.00     $ 57,789,021.70                 N/A             N/A
Controlled Deposit Amount                        $          0.00                 N/A                 N/A             N/A

"Pool Factor"                                                           100.00000000%

Ending Balance                                   $500,000,000.00     $500,000,000.00      $78,334,644.18           $0.00
  Floating Allocation Percentage                           75.34%              75.34%


Non-Principal Receivables
-------------------------

Non-Principal Collections                        $  3,129,016.23
Recoveries on Receivables Written Off            $          0.00
Investment Proceeds                              $      9,483.02

VW CREDIT, INC. -- SERVICER                                               Page 4
18-Oct-01

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                           Current           Previous
----------------------------------                           -------           --------
Available Subordination Amount (Previous)                    $92,987,949.12     $88,313,417.28
  Required Subordination Draw Amount                         $         0.00     $         0.00
  Reserve Account Funds to Noteholder Default Amount         $         0.00     $         0.00
Non-principal Collections & Inv. Proceeds treated as         $         0.00     $         0.00
                                                             --------------     --------------
Available Noteholder Principal Collections
(1) Subtotal                                                 $92,987,949.12     $88,313,417.28
(2) Subordination Percentage* Series 2000-1 Invested         $47,945,205.48     $47,945,205.48
Amount

(a) lower of (1) or (2)                                      $47,945,205.48     $47,945,205.48
(b) Incremental Subordinated Amount (previous period)        $         0.00     $         0.00
( c ) Incremental Subordinated Amount                        $30,389,438.70     $45,042,743.64
(d) Payments from Excess Funding Account to Residual         $         0.00     $         0.00
Interestholder

Available Subordinated Amount                                $78,334,644.18     $92,987,949.12

  Overconcentration Amount                                   $36,809,047.45     $55,388,004.40

Beginning Reserve Account Balance                            $ 1,750,000.00     $ 1,750,000.00
Reserve Account Required Amount                              $ 1,750,000.00     $ 1,750,000.00
Withdrawal from Reserve Account                              $         0.00     $         0.00
Reserve Account Deposit Amount                               $         0.00     $         0.00
Ending Reserve Account Balance                               $ 1,750,000.00     $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                          $ 4,153,429.49     $ 4,256,453.51
  Noteholder Non-Principal Collections                       $ 3,129,016.23     $ 3,158,565.49
  Residual Interestholder Non-   Principal Collections       $ 1,024,413.26     $ 1,097,888.02
Investment Proceeds                                          $     9,483.02     $    10,877.32
Reserve Fund Balance                                         $ 1,750,000.00     $ 1,750,000.00
                                                             --------------     --------------
Total Non-Principal Available                                $ 5,912,912.51     $ 6,017,330.83

Interest Shortfall                                           $         0.00     $         0.00
Additional Interest                                          $         0.00     $         0.00
Carry-over Amount                                            $         0.00     $         0.00
Carry-over Shortfall                                         $         0.00     $         0.00
Additional Interest on Carry-over Shortfall                  $         0.00     $         0.00

Monthly Servicing Fee                                        $   553,079.78     $   561,496.13
Noteholder Monthly Servicing Fee                             $   416,666.67     $   416,666.67